Exhibit 10.3

DISCOVERY COMMUNICATIONS, INC.
RESTRICTED STOCK UNIT GRANT AGREEMENT FOR EMPLOYEES

Discovery Communications, Inc. (the “Company”) has granted you a restricted stock unit (the “RSU”) under the Discovery Communications, Inc. 2013 Incentive Plan (the “Plan”). The RSU lets you receive a specified number (the “RSU Shares”) of shares (“Shares”) of the Company's Series A common stock upon satisfaction of the conditions to receipt.

The individualized communication you received (the “Cover Letter”) provides the details for your RSU. It specifies the number of RSU Shares, the Date of Grant, the schedule for vesting (the “Vesting Schedule”) , and the Vesting Date(s).

The RSU is subject in all respects to the applicable provisions of the Plan. This grant agreement does not cover all of the rules that apply to the RSU under the Plan; please refer to the Plan document. Capitalized terms are defined either further below in this grant agreement (the “Grant Agreement”) or in the Plan. If you are located in a country other than the United States, you are also receiving (or previously have received) an International Addendum to this Grant Agreement (the “International Addendum”). The International Addendum is incorporated into the Grant Agreement by reference and supplements the terms of this Grant Agreement and future grants to you under the Plan.

The Plan document is available on the Fidelity web site. The Prospectus for the Plan, the Company's S-8, Annual Report on Form 10-K, and other filings the Company makes with the Securities and Exchange Commission are available for your review on the Company's web site. You may also obtain paper copies of these documents upon request to the Company's HR department.

Neither the Company nor anyone else is making any representations or promises regarding the duration of your service, vesting of the RSU, the value of the Company's stock or of this RSU, or the Company's prospects. The Company is not providing any advice regarding tax consequences to you or regarding your decisions regarding the RSU. You agree to rely only upon your own personal advisors.

NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THE RSU OR THE SECURITIES THAT MAY BE RECEIVED UNDER IT WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO DISCOVERY COMMUNICAITONS, INC. OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition to the Plan's terms and restrictions, the following terms and restrictions apply:

1. Vesting Schedule. Your RSU becomes nonforfeitable (“Vested”) as provided in the Cover Letter and the Grant Agreement assuming you remain employed (or serve as a member of the Company's Board of Directors (“Board”)) until the Vesting Date(s). For purposes of this Grant Agreement, employment with the Company will include employment with any Subsidiary whose employees are then eligible to receive Awards under the Plan (provided that a later transfer of employment to an ineligible Subsidiary will not terminate employment unless the Board determines otherwise).

Vesting will accelerate fully on your death or “Disability.” If your employment is terminated without “Cause” before the RSU is fully Vested, the RSU will remain or become Vested on the original vesting schedule as though you remained working through any Vesting Date(s) occurring during the 90 days after the date of termination, subject to any applicable performance conditions. (“Cause” has the meaning provided in Section 11.2(b) of the Plan. “Disability” has the meaning provided in Section 2.1 of the Plan.)

2. Change in Control. Notwithstanding the Plan's provisions, if an Approved Transaction,
Control Purchase, or Board Change (each a “Change in Control”) occurs before the RSU is fully Vested, the RSU will only have accelerated Vesting as a result of the Change in Control if within 12 months after the Change in Control, the Company terminates your employment other than for Cause. Accelerated Vesting will only accelerate the Distribution Date if and to the extent permitted under Section 409A of the Internal Revenue Code (“Section 409A”).

The Board reserves its ability under Section 11.1(b) of the Plan to vary this treatment if the Board determines there is an equitable substitution or replacement award in connection with a Change in Control.

3. Distribution Date. Subject to any overriding provisions in the Plan, you will receive a distribution of the Shares equivalent to your Vested RSU Shares as soon as practicable following the date on which you become Vested (with the actual date being the "Distribution Date”) and, in any event, no later than March 15 of the year following the calendar year in which the Vesting Date(s) occurred, unless the Board determines that you may make a timely deferral election to defer distribution to a later date and you have made such an election (in which case the deferred date will be the “Distribution Date”).

4. Clawback. If the Company's Board of Directors or its Compensation Committee (the “Committee”) determines, in its sole discretion, that you engaged in fraud or misconduct as a result of which or in connection with which the Company is required to or decides to restate its financial statements, the Committee may, in its sole discretion, impose any or all of the following:

(a) Immediate expiration of the RSU, whether vested or not, if granted within the first 12 months after issuance or filing of any financial statement that is being restated (the “Recovery Measurement Period”); and

(b) Payment or transfer to the Company of the Gain from the RSU, where the “Gain” consists of the greatest of (i) the value of the RSU Shares on the applicable Distribution Date on which you received them within the Recovery Measurement Period, (ii) the value of RSU Shares received during the Recovery Measurement Period, as determined on the date of the request by the Committee to pay or transfer, (iii) the gross (before tax) proceeds you received from any sale of the RSU Shares during the Recovery Measurement Period, and (iv) if transferred without sale during the Recovery Measurement Period, the value of the RSU Shares when so transferred.

This remedy is in addition to any other remedies that the Company may have available in law or equity.

Payment is due in cash or cash equivalents within 10 days after the Committee provides notice to you that it is enforcing this clawback. Payment will be calculated on a gross basis, without reduction for taxes or commissions. The Company may, but is not required to, accept retransfer of shares in lieu of cash payments.

5. Restrictions and Forfeiture. You may not sell, assign, pledge, encumber, or otherwise transfer any interest (“Transfer”) in the RSU Shares until the RSU Shares are distributed to you. Any attempted Transfer that precedes the Distribution Date is invalid.

Unless the Board determines otherwise or the Grant Agreement provides otherwise, if your employment or service with the Company terminates for any reason before your RSU is Vested, then you will forfeit the RSU (and the Shares to which they relate) to the extent that the RSU does not otherwise vest as a result of the termination, pursuant to the rules in the Vesting Schedule section. You forfeit any unvested RSU immediately if the Company terminates your employment for Cause or if you resign your employment. The forfeited RSU will then immediately revert to the Company. You will receive no payment for the RSU if you forfeit it.

Your employment or service with the Company will be treated as terminating through a resignation that does not qualify for treatment applicable to terminations without Cause if either (i) the entity that employs you ceases to qualify as a Subsidiary because of its sale, distribution, or other disposition to an unrelated entity or (ii) because the entity that employs you sold a substantial portion of its assets and your employment ended for any reason at or in connection with the closing of that sale, distribution, or other disposition.

6. Limited Status. You understand and agree that the Company will not consider you a shareholder for any purpose with respect to the RSU Shares, unless and until the RSU Shares have been issued to you on the Distribution Date. You will not receive dividends with respect to the RSU.

7. Voting. You may not vote the RSU. You may not vote the RSU Shares unless and until the Shares are distributed to you.

8. Taxes and Withholding. The RSU provides tax deferral, meaning that the RSU Shares are not taxable to until you actually receive the RSU Shares on or around the Distribution Date. You will then owe taxes at ordinary income tax rates as of the Distribution Date at the Shares' value. As an employee of the Company, you may owe FICA and HI (Social Security and Medicare) taxes before the Distribution Date.

Issuing the Shares under the RSU is contingent on satisfaction of all obligations with respect to required tax or other required withholdings (for example, in the U.S., Federal, state, and local taxes). The Company may take any action permitted under Section 11.9 of the Plan to satisfy such obligation, including, if the Board so determines, satisfying the tax obligations by (i) reducing the number of RSU Shares to be issued to you by that number of RSU Shares (valued at their Fair Market Value on the Distribution Date) that would equal all taxes required to be withheld (at their minimum withholding levels), (ii) accepting payment of the withholdings from a broker in connection with a sale of the RSU Shares or directly from you, or (iii) taking any other action under Section 11.9 of the Plan.

9. Compliance with Law. The Company will not issue the RSU Shares if doing so would violate any applicable Federal or state securities laws or other laws or regulations. You may not sell or otherwise dispose of the RSU Shares in violation of applicable law.

10. Additional Conditions to Receipt. The Company may postpone issuing and delivering any RSU Shares for so long as the Company determines to be advisable to satisfy the following:

(a) its completing or amending any securities registration or qualification of the RSU Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

(b) its receiving proof it considers satisfactory that a person seeking to receive the RSU Shares after your death is entitled to do so;

(c) your complying with any requests for representations under the Plan; and

(d) your complying with any Federal, state, or local tax withholding obligations.

11. Additional Representations from You. If the vesting provisions of the RSU are satisfied and you are entitled to receive RSU Shares at a time when the Company does not have a current registration statement (generally on Form S-8) under the Securities Act of 1933 (the “Act”) that covers issuances of shares to you, you must comply with the following before the Company will issue the RSU Shares to you. You must

(a) represent to the Company, in a manner satisfactory to the Company's counsel, that you are acquiring the RSU Shares for your own account and not with a view to reselling or distributing the RSU Shares; and

(b) agree that you will not sell, transfer, or otherwise dispose of the RSU Shares unless:

(i) a registration statement under the Act is effective at the time of disposition with respect to the RSU Shares you propose to sell, transfer, or otherwise dispose of; or

(ii) the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

12. No Effect on Employment or Other Relationship. Nothing in this Grant Agreement restricts the Company's rights or those of any of its affiliates to terminate your employment or other relationship at any time and for any or no reason. The termination of employment or other relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Plan and any applicable employment or severance agreement or plan.

13. No Effect on Running Business. You understand and agree that the existence of the RSU will not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Company's common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.

14. Section 409A. The RSU is intended to comply with the requirements of Section 409A and must be construed consistently with that section. Notwithstanding anything in the Plan or this Grant Agreement to the contrary, if the RSU Vests in connection with your “separation from service” within the meaning of Section 409A, as determined by the Company), and if (x) you are then a “specified employee” within the meaning of Section 409A at the time of such separation from service (as determined by the Company, by which determination you agree you are bound) and (y) the distribution of RSU Shares under such accelerated RSU will result in the imposition of additional tax under Section 409A if distributed to you within the six month period following your separation from service, then the distribution under such accelerated RSU will not be made until the earlier of (i) the date six months and one day following the date of your separation from service or (ii) the 10th day after your date of death. Neither the Company nor you shall have the right to accelerate or defer the delivery of any such RSU Shares or benefits except to the extent specifically permitted or required by Section 409A. In no event may the Company or you defer the delivery of the RSU Shares beyond the date specified in the Distribution Date section, unless such deferral complies in all respects with Treasury Regulation Section 1.409A-2(b) related to subsequent changes in the time or form of payment of nonqualified deferred compensation arrangements, or any successor regulation. In any event, the Company makes no representations or warranty and shall have no liability to you or any other person, if any provisions of or distributions under this Grant Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.

15. Unsecured Creditor. The RSU creates a contractual obligation on the part of the Company to make a distribution of the RSU Shares at the time provided for in this Grant Agreement. Neither you nor any other party claiming an interest in deferred compensation hereunder shall have any interest whatsoever in any specific assets of the Company. Your right to receive distributions hereunder is that of an unsecured general creditor of Company.

16. Governing Law. The laws of the State of Delaware will govern all matters relating to the RSU, without regard to the principles of conflict of laws.

17. Notices. Any notice you give to the Company must follow the procedures then in effect. If no other procedures apply, you must send your notice in writing by hand or by mail to the office of the Company's Secretary (or to the Chair of the Board if you are then serving as the sole Secretary). If mailed, you should address it to the Company's Secretary (or the Chair of the Board) at the Company's then corporate headquarters, unless the Company directs RSU holders to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice. The Company and the Board will address any notices to you using its standard electronic communications methods or at your office or home address as reflected on the Company's personnel or other business records. You and the Company may change the address for notice by notice to the other, and the Company can also change the address for notice by general announcements to RSU holders.

18. Amendment. Subject to any required action by the Board or the stockholders of the Company, the Company may cancel the RSU and provide a new Award under the Plan in its place, provided that the Award so replaced will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect the RSU to the extent then Vested.

19. Plan Governs. Wherever a conflict may arise between the terms of this Grant Agreement and the terms of the Plan, the terms of the Plan will control. The Board may adjust the number of RSU Shares and other terms of the RSU from time to time as the Plan provides.